As filed with the Securities and Exchange Commission on February 13, 2004
                                              Registration Number 333-111296


                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                 FORM SB-2/A

                           REGISTRATION STATEMENT
                                 UNDER THE
                           SECURITIES ACT OF 1933

                             (Amendment No. 1)



                          Rascals International, Inc.
   _______________________________________________________________________
                (Name of Small Business Issuer in its Charter)


           Delaware                       7900                   84-1195628
-----------------------------------------------------------------------------
(State or other Jurisdiction of  (Primary Standard Industrial   (I.R.S.
 Incorporation or Organization)   Classification Code Number)    Employer TD #)


                        EDUARDO RODRIGUEZ, CHAIRMAN
                        Rascals International, Inc.
                           501 Bloomfield Avenue
                            Montclair, NJ 07042
                              (973) 233-1233
  ---------------------------------------------------------------------------
  (Address and telephone number of Registrant's principal executive offices, principal place of business, and agent for service of process.)
                     _________________________________

                                  Copy to


                            ROBERT BRANTL, ESQ.
                            322 Fourth Street
                            Brooklyn, NY 11215
                            Attorney for Issuer
                              (718) 768-6045
                     _________________________________

     Approximate Date of Commencement of Public Sale: As soon as practicable after the Registration Statement becomes effective.


     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x]

     Earlier effective registration statement:  333-111296

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                       CALCULATION OF REGISTRATION FEE

Title of Each                  Proposed Maximum  Proposed Maximum
Class of           Amount      Offering Price    Aggregate         Amount of
Securities to      to be       Per               Offering          Registration
be Registered      Registered  Share (3)         Price (3)         Fee
-----------------------------------------------------------------------------
Common Stock,
 $.001 par value  51,532,076(1)     $0.215       $11,079,397       $  896.33

Common Stock,
 $.001 par value  13,034,582(2)      $0.17       $ 2,215,879       $  280.76
                                                                    --------
                                                   Total Fee:      $1,177.09
                                                                    ========
(1) The amount registered with the initial filing is the sum of (a) 4,071,231 shares to be offered by the Selling Shareholders and (b) 47,460,845 shares which would be issued to Cornell Capital Partners if all shares that may be put to Cornell Capital Partners under the Equity Line of Credit Agreement were put to it at a purchase price based on the closing bid price on December 15, 2003.

(2) The additional shares being registered with this amendment are additional shares that may be put to Cornell Capital Partners under the Equity Line of Credit Agreement if they were put to it at a purchase price based on the closing bid price on February 6, 2004.

(2) The proposed offering price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), a registration fee of $896.33 was paid on December 17, 2003 based upon $.215, the closing price of the Common Stock reported on the OTC Bulletin Board on December 15, 2003. Pursuant to Rule 457(c), a additional registration fee of $280.76 is being paid with this amendment based upon $.17, the closing price of the Common Stock reported on the OTC Bulletin Board on February 6, 2004.

                         INCORPORATION BY REFERENCE

     The contents of the Registration Statement on Form SB-2 (File No. 333-111296) are incorporated herein by reference.

Item 27.  Exhibits and Financial Statement Schedules

     Additional Exhibit

5-a  Opinion of Robert Brantl, Esq.


                                 SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Rascals International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Montclair and the State of New Jersey on the 12th day of February, 2004.

                       RASCALS INTERNATIONAL, INC.


                       By:/s/Eduardo Rodriguez
                       ---------------------------------
                             Eduardo Rodriguez, Chairman


          In accordance with to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities stated on February 12, 2004.


/s/Eduardo Rodriguez      President (Chief Executive Officer, Chief Financial
--------------------       Officer, Chief Accounting Officer), Director
Eduardo Rodriguez



--------------------      Director
Gary Marks



/s/Michael Margolies      Director
--------------------
Michael Margolies



                                                          EXHIBIT 5-a

                            ROBERT BRANTL, ESQ.
                            322 Fourth Street
                            Brooklyn, NY 11215
                               718-768-6045

February 12, 2004

Rascals International, Inc.
501 Bloomfield Avenue
Montclair, NJ 07042

Gentlemen:

I am submitting this letter to be filed as an exhibit to Amendment No. 1 to the Registration Statement on Form SB-2 which Rascals International, Inc. proposes to file with the Securities and Exchange Commission registering an additional 13,034,582 shares of common stock for resale by Cornell Capital Partners, LP.

I am of the opinion that all corporate proceedings have been taken so that the additional shares, if and when sold by Cornell Capital Partners, LP, will be legally issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

Yours,

/s/ Robert Brantl
-----------------
    Robert Brantl